UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2022 (February 11, 2022)

TransparentBusiness, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5224	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 11, 2022, TransparentBusiness, Inc. (“the Company”) launched a rights offering for current shareholders and certain other individuals and institutions by invitation only, to purchase rights to acquire the Company’s security tokens when they become available (the “Tokens”). The Company will file with the United States Securities and Exchange Commission a Notice of Exempt Offering of Securities on Form D regarding the offering (“Offering”) of rights that the Company is conducting under Rule 506(c) of Regulation D of the Securities Act of 1933 (“Securities Act”). The Company plans to raise up to $10,000,000 in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPARENTBUSINESS, INC.,

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: February 16, 2022

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